Filed Pursuant to Rule 424(b)(2)

Registration No. 333-277211

February 28, 2025

PRICING SUPPLEMENT

(To Product Supplement No. 2 dated May 8, 2024,

Equity Index Underlying Supplement dated February 21, 2024,

Prospectus Supplement dated February 21, 2024 and Prospectus dated February 21, 2024)

HSBC USA Inc.

$1,257,000 Market Linked Securities-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nikkei 225 Index and the EURO STOXX 50® Index due March 1, 2029

	Linked to the lowest performing of the Russell 2000® Index, the Nikkei 225 Index and the EURO STOXX 50® Index (each referred to as an “Index”)
	The securities are redeemable debt securities of the Issuer that, unlike ordinary debt securities, do not provide for fixed payments of interest and do not repay a fixed amount of principal at maturity. Whether the securities pay a contingent coupon payment and, if we do not redeem the securities prior to stated maturity, whether you receive the face amount of your securities at maturity, will depend in each case on the performance of the lowest performing Index as described below. The lowest performing Index on any calculation day is the Index that has the lowest closing level on that calculation day as a percentage of its starting level
	Contingent Coupon Payments. The securities will pay a contingent coupon payment on a quarterly basis until the earlier of the stated maturity date or early redemption if, and only if, the closing level of the lowest performing Index on the calculation day for that quarter is greater than or equal to its coupon threshold level. However, if the closing level of the lowest performing Index on a calculation day is less than its coupon threshold level, you will not receive any contingent coupon payment for the relevant quarter. If the closing level of the lowest performing Index is less than its coupon threshold level on every calculation day, you will not receive any contingent coupon payments throughout the entire term of the securities. The coupon threshold level for each Index is equal to 70% of its starting level. The contingent coupon rate is 10.35% per annum
	Optional Redemption. The Issuer may, at its option, redeem the securities on any contingent coupon payment date beginning approximately six months after issuance. If the Issuer elects to redeem the securities prior to maturity, you will receive the face amount plus any contingent coupon payment otherwise due
	Potential Loss of Principal. If the Issuer does not redeem the securities prior to maturity, you will receive the face amount at maturity if, and only if, the closing level of the lowest performing Index on the final calculation day is greater than or equal to its downside threshold level. If the closing level of the lowest performing Index on the final calculation day is less than its downside threshold level, you will lose more than 30%, and possibly all, of the face amount of your securities. The downside threshold level for each Index is equal to 70% of its starting level
	If we do not redeem the securities prior to maturity, you will have full downside exposure to the lowest performing Index from its starting level if its closing level on the final calculation day is less than its downside threshold level, but you will not participate in any appreciation of any Index and will not receive any dividends on securities included in any Index
	Your return on the securities will depend solely on the performance of the Index that is the lowest performing Index on each calculation day. You will not benefit in any way from the performance of the better performing Indices. Therefore, you will be adversely affected if any Index performs poorly, even if the other Indices perform favorably
	All payments on the securities are subject to the credit risk of HSBC USA Inc. and you will have no ability to pursue the issuers of any securities included in any Index for payment; if HSBC USA Inc. defaults on its obligations, you could lose all or some of your investment
	No exchange listing; designed to be held to maturity or earlier redemption

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement, product supplement or underlying supplement. Any representation to the contrary is a criminal offense.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. You should refer to “Selected Risk Considerations” beginning on page PS-9 of this document and “Risk Factors” beginning on page S-1 of the accompanying prospectus supplement, page PS-5 of the accompanying product supplement and page S-1 of the accompanying underlying supplement.

	Original Offering Price	Underwriting Discount (1)	Proceeds to HSBC
Per Security	$1,000.00	$23.25	$976.75
Total	$1,257,000.00	$29,225.25	$1,227,774.75

(1)	HSBC Securities (USA) Inc. will receive an underwriting discount of $23.25 per security, which it will pay to the agent, Wells Fargo Securities, LLC (“Wells Fargo Securities”), as a commission. The agent may resell the securities to other securities dealers at the original offering price less a concession of $17.50 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, each an affiliate of Wells Fargo Securities). In addition to the selling concession allowed to WFA, the agent may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA. In addition, in respect of certain securities sold in this offering, the Issuer may pay a fee of $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. See “Terms of the Securities—Agent’s Commission and Other Fees” in this pricing supplement and “Use of Proceeds and Hedging” in the prospectus supplement for information regarding how we may hedge our obligations under the securities.

The estimated initial value of the securities on the pricing date is $966.20 per security, which is less than the price to public. The market value of the securities at any time will reflect many factors and cannot be predicted with accuracy. See “Terms of the Securities—Estimated Initial Value” on page PS-3 and “Selected Risk Considerations” beginning on page PS-9 of this document for additional information.

HSBC Securities (USA) Inc.	Wells Fargo Securities

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nikkei 225 Index and the EURO STOXX 50® Index due March 1, 2029

Terms of the Securities

Issuer:	HSBC USA Inc.
Market Measures:	The lowest performing of the Russell 2000® Index (Bloomberg ticker symbol “RTY”) (the “RTY”), the Nikkei 225 Index (Bloomberg ticker symbol “NKY”) (the “NKY”), and the EURO STOXX 50® Index (Bloomberg ticker symbol “SX5E”) (the “SX5E”) (each referred to as an “Index,” and collectively as the “Indices”).
Original Offering Price:	$1,000 per security.
Face Amount:	The principal amount of $1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Pricing Date:	February 28, 2025
Issue Date:	March 5, 2025
Final Calculation Day:	February 26, 2029, subject to postponement as described below under “—Market Disruption Events and Postponement Provisions.”
Stated Maturity Date:	March 1, 2029, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to maturity.
Contingent Coupon Payment:

On each contingent coupon payment date, unless the securities have been previously redeemed, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the closing level of the lowest performing Index on the related calculation day is greater than or equal to its coupon threshold level.

Each contingent coupon payment, if any, will be calculated per security as follows:

($1,000 × contingent coupon rate)/4.

Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.

If the closing level of the lowest performing Index on any calculation day is less than its coupon threshold level, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the closing level of the lowest performing Index is less than its coupon threshold level on all calculation days, you will not receive any contingent coupon payments over the term of the securities.

Contingent Coupon Rate:	10.35% per annum.
Coupon Threshold Level:	1,514.1483 with respect to RTY, 26,008.85 with respect to NKY and 3,824.478 with respect to SX5E, each of which is 70% of its starting level.
Contingent Coupon Payment Dates:	Quarterly, on the third business day following each calculation day (as each such calculation day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable); provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity date.
Calculation Days:	Quarterly, on the 24th of each February, May, August and November, commencing May 2025 and ending February 2029; provided that the February 2029 calculation day will be the final calculation day, each subject to postponement as described below under “—Market Disruption Events and Postponement Provisions.”
Optional Redemption:

We may, at our option, redeem the securities, in whole but not in part, on any optional redemption date. If we elect to redeem the securities prior to maturity, you will be entitled to receive on the applicable optional redemption date a cash payment per security in U.S. dollars equal to the face amount plus any final contingent coupon payment otherwise due.

If we elect to redeem the securities on an optional redemption date, we will send a written notice to DTC through the trustee on or before the calculation day immediately preceding that optional redemption date. HSBC will have no independent obligation to notify you directly. Any redemption of the securities will be at our option and will not automatically occur based on the performance of any Index.

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nikkei 225 Index and the EURO STOXX 50® Index due March 1, 2029

If the securities are redeemed, they will cease to be outstanding on the applicable optional redemption date and you will have no further rights under the securities after that date.
Optional Redemption Dates:	Quarterly, beginning approximately six months after the issue date, on the contingent coupon payment dates following each calculation day scheduled to occur from August 2025 to November 2028, inclusive.
Maturity Payment Amount:

If we do not redeem the securities prior to maturity, you will be entitled to receive at maturity a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to the final contingent coupon payment, if any). The “maturity payment amount” per security will equal:

•      if the ending level of the lowest performing Index on the final calculation day is greater than or equal to its downside threshold level:

$1,000; or

•      if the ending level of the lowest performing Index on the final calculation day is less than its downside threshold level:

$1,000 × performance factor of the lowest performing Index on the final calculation day

If we do not redeem the securities prior to maturity and the ending level of the lowest performing Index on the final calculation day is less than its downside threshold level, you will lose more than 30%, and possibly all, of the face amount of your securities at maturity.

Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of any Index, but you will have full downside exposure to the lowest performing Index on the final calculation day if the ending level of such Index is less than its downside threshold level.

Downside Threshold Level:	1,514.1483 with respect to RTY, 26,008.85 with respect to NKY and 3,824.478 with respect to SX5E, each of which is 70% of its starting level.
Lowest Performing Index:	For any calculation day (including the final calculation day), the “lowest performing Index” will be the Index with the lowest performance factor on that day.
Performance Factor:	With respect to an Index on any calculation day, its closing level on such day divided by its starting level (expressed as a percentage).
Starting Level:	2,163.069 with respect to RTY, 37,155.50 with respect to NKY and 5,463.54 with respect to SX5E, each of which was its closing level on the pricing date.
Ending Level:	With respect to each Index, its closing level on the final calculation day.
Closing Level:	With respect to each Index, as defined under “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Certain Definitions” in the accompanying product supplement.
Market Disruption Events and Postponement Provisions:	Each calculation day (including the final calculation day) is subject to postponement due to non-trading days or the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed and will be adjusted for non-business days. For more information regarding adjustments to the calculation days and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each contingent coupon payment date and optional redemption date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events” in the accompanying product supplement.
Calculation Agent:	HSBC Securities (USA) Inc.
Estimated Initial Value:	The estimated initial value of the securities is less than the price you pay to purchase the securities. The estimated initial value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your securities in the secondary market, if any, at any time. See “Selected Risk Considerations — The Estimated Initial Value Of The Securities, Which Was Determined by Us on the Pricing Date, Is Less than the Price to Public and May Differ from the Market Value of the Securities in the Secondary Market, if Any.”

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nikkei 225 Index and the EURO STOXX 50® Index due March 1, 2029

Material U.S. Tax Consequences:	For a discussion of the U.S. federal income and estate tax consequences of the ownership and disposition of the securities, see “U.S. Federal Income Tax Considerations” herein and “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.
Agent’s Commission and Other Fees:

HSBC Securities (USA) Inc. will receive an underwriting discount of $23.25 per security, which it will pay to the agent, Wells Fargo Securities, as a commission. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession of $17.50 per security. Such securities dealers may include WFA. In addition to the selling concession allowed to WFA, Wells Fargo Securities may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA. In addition, in respect of certain securities sold in this offering, the Issuer may pay a fee of $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We expect to hedge our obligations through the agent, one of our or its affiliates and/or another unaffiliated counterparty, which expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	40447C2D1 / US40447C2D13

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nikkei 225 Index and the EURO STOXX 50® Index due March 1, 2029

Additional Information About HSBC USA Inc. and the Securities

This document relates to the offering of securities identified on the cover page. As a purchaser of a security, you will acquire an investment instrument linked to the least performing of the Indices. Although the offering relates to the Indices, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to any Index, or as to the suitability of an investment in the securities.

You should read this document together with the prospectus dated February 21, 2024, the prospectus supplement dated February 21, 2024, the product supplement No. 2 dated May 8, 2024 and the equity index underlying supplement dated February 21, 2024. If the terms of the securities offered hereby are inconsistent with those described in the accompanying equity index underlying supplement, product supplement, prospectus supplement or prospectus, the terms described in this pricing supplement shall control. You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” beginning on page PS-9 of this pricing supplement and in “Risk Factors” beginning on page S-1 of the equity index underlying supplement, beginning on page PS-5 of the product supplement, and beginning on page S-1 of the prospectus supplement, as the securities involve risks not associated with conventional debt securities. You are urged to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

HSBC USA Inc. has filed a registration statement (including the equity index underlying supplement, product supplement, prospectus and prospectus supplement) with the SEC for the offering to which this pricing supplement relates. Before you invest, you should read the equity index underlying supplement, product supplement, prospectus and prospectus supplement in that registration statement and other documents HSBC USA Inc. has filed with the SEC for more complete information about HSBC USA Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the equity index underlying supplement, product supplement, prospectus supplement and prospectus if you request them by calling toll-free 1-866-811-8049.

References to “HSBC,” “the Issuer,” “the Bank,” “we,” “us” and “our” in this pricing supplement are references to HSBC USA Inc. and not to any of our subsidiaries, unless we state otherwise or the context otherwise requires.

You may access the product supplement, the underlying supplement, the prospectus supplement and the prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Product supplement dated May 8, 2024:

https://www.sec.gov/Archives/edgar/data/83246/000110465924058672/tm2413644d20_424b2.htm

•	Equity index underlying supplement dated February 21, 2024:

https://www.sec.gov/Archives/edgar/data/83246/000110465924025885/tm244959d3_424b2.htm

•	Prospectus supplement dated February 21, 2024:

https://www.sec.gov/Archives/edgar/data/83246/000110465924025878/tm244959d1_424b2.htm

•	Prospectus dated February 21, 2024:

https://www.sec.gov/Archives/edgar/data/83246/000110465924025864/tm244959d13_424b3.htm

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nikkei 225 Index and the EURO STOXX 50® Index due March 1, 2029

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

▪	seek an investment with contingent coupon payments at a rate of 10.35% per annum until the earlier of maturity or optional redemption, if, and only if, the closing level of the lowest performing Index on the applicable calculation day is greater than or equal to 70% of its starting level;

▪	understand that if we do not exercise our redemption right prior to maturity and the ending level of the lowest performing Index on the final calculation day has declined by more than 30% from its starting level, they will be fully exposed to the decline in the lowest performing Index from its starting level and will lose more than 30%, and possibly all, of the face amount at maturity;

▪	are willing to accept the risk that they may receive few or no contingent coupon payments over the term of the securities;

▪	understand that we may redeem the securities prior to maturity at our option beginning approximately six months after issuance and that it is more likely that we will redeem the securities when it would otherwise be advantageous for you to continue to hold the securities;

▪	understand that the return on the securities will depend solely on the performance of the lowest performing Index on each calculation day and that they will not benefit in any way from the performance of the better performing Indices;

▪	understand that the securities are riskier than alternative investments linked to only one of the Indices or linked to a basket composed of the Indices;

▪	understand and are willing to accept the full downside risks of each Index;

▪	are willing to forgo participation in any appreciation of any Index and dividends on securities included in the Indices; and

▪	are willing to hold the securities to maturity or earlier redemption.

The securities may not be an appropriate investment for investors who:

▪	seek a liquid investment or are unable or unwilling to hold the securities to maturity or earlier redemption;

▪	require full payment of the face amount of the securities at maturity;

▪	seek a security with a fixed term;

▪	are unwilling to purchase securities with an estimated initial value as of the pricing date that is lower than the original offering price;

▪	are unwilling to accept the risk that we do not redeem the securities prior to maturity and the closing level of the lowest performing Index on the final calculation day may decline by more than 30% from its starting level;

▪	seek certainty of current income over the term of the securities;

▪	seek exposure to the upside performance of any or each Index;

▪	seek exposure to a basket composed of the Indices or a similar investment in which the overall return is based on a blend of the performances of the Indices, rather than solely on the lowest performing Index;

▪	are unwilling to accept the risk of exposure to the Indices;

▪	are unwilling to accept the credit risk of HSBC; or

▪	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and “Risk Factors” in the accompanying underlying supplement, product supplement and prospectus supplement, for risks related to an investment in the securities. For more information about the Indices, please see “The Indices” below.

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nikkei 225 Index and the EURO STOXX 50® Index due March 1, 2029

Determining Payment On A Contingent Coupon Payment Date and at Maturity

If we have not previously redeemed the securities, on each contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the closing level of the lowest performing Index on the related calculation day.

Step 1: Determine which Index is the lowest performing Index on the applicable calculation day. The lowest performing Index on any calculation day is the Index with the lowest performance factor on that day. The performance factor of an Index on any calculation day is its closing level on that day as a percentage of its starting level (i.e., its closing level on that day divided by its starting level).

Step 2: Determine whether a contingent coupon payment is payable on the applicable contingent coupon payment date based on the closing level of the lowest performing Index on the related calculation day, as follows:

If we have not redeemed the securities prior to maturity, then at maturity, you will receive (in addition to the final contingent coupon payment, if any) a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Index is the lowest performing Index on the final calculation day. The lowest performing Index on the final calculation day is the Index with the lowest performance factor on the final calculation day. The performance factor of an Index on the final calculation day is its ending level as a percentage of its starting level (i.e., its ending level divided by its starting level).

Step 2: Calculate the maturity payment amount based on the ending level of the lowest performing Index on the final calculation day, as follows:

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nikkei 225 Index and the EURO STOXX 50® Index due March 1, 2029

Hypothetical Payout Profile

The following profile illustrates the potential maturity payment amount payable on the securities (excluding the final contingent coupon payment, if any) for a range of hypothetical performances of the lowest performing Index on the final calculation day from its starting level to its ending level, assuming the securities have not been redeemed prior to maturity. As this profile illustrates, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending level of the lowest performing Index on the final calculation day, whether the securities are redeemed by the Issuer prior to maturity, and whether you hold your securities to maturity. The performance of the better performing Indices is not relevant to your return on the securities.

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nikkei 225 Index and the EURO STOXX 50® Index due March 1, 2029

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” beginning on page PS-5 of the accompanying product supplement, page S-1 of the accompanying underlying supplement, page S-1 of the prospectus supplement and page 1 of the prospectus. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.

Risks Relating To The Structure Of The Securities

If We Do Not Redeem The Securities Prior To Maturity, You May Lose A Significant Portion Or All Of The Face Amount Of Your Securities At Maturity.

We will not repay you a fixed amount on the securities at maturity. If we do not redeem the securities prior to maturity, you will receive a maturity payment amount that will be equal to or less than the face amount, depending on the ending level of the lowest performing Index on the final calculation day.

If we do not redeem the securities prior to maturity and the ending level of the lowest performing Index on the final calculation day is less than its downside threshold level, the maturity payment amount will be less than the face amount and you will have full downside exposure to the decrease in the level of the lowest performing Index from its starting level. The downside threshold level for each Index is 70% of its starting level. For example, if we do not redeem the securities prior to maturity and the lowest performing Index on the final calculation day has declined by 30.1% from its starting level to its ending level, you will not receive any benefit of the contingent downside protection feature and you will lose 30.1% of the face amount. As a result, you will not receive any protection if the level of the lowest performing Index on the final calculation day declines significantly and you may lose a significant portion, and possibly all, of the face amount at maturity, even if the level of the lowest performing Index is greater than or equal to its starting level or its downside threshold level at certain times during the term of the securities.

Even if the ending level of the lowest performing Index on the final calculation day is greater than its downside threshold level, the maturity payment amount will not exceed the face amount, and your yield on the securities, taking into account any contingent coupon payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of HSBC or another issuer with a similar credit rating.

The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Coupon Payments On One Or More Contingent Coupon Payment Dates, Or Even Throughout The Entire Term Of The Securities.

On each contingent coupon payment date, you will receive a contingent coupon payment if, and only if, the closing level of the lowest performing Index on the related calculation day is greater than or equal to its coupon threshold level. The coupon threshold level for each Index is 70% of its starting level. If the closing level of the lowest performing Index on any calculation day is less than its coupon threshold level, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the closing level of at least one Index is less than its coupon threshold level on each calculation day over the term of the securities, you will not receive any contingent coupon payments over the entire term of the securities.

The Securities Are Subject To The Full Risks Of Each Index And Will Be Negatively Affected If Any Index Performs Poorly, Even If The Other Indices Perform Favorably.

You are subject to the full risks of each Index. If any Index performs poorly, you will be negatively affected, even if the other Indices perform favorably. The securities are not linked to a basket composed of the Indices, where the better performance of some Indices could offset the poor performance of others. Instead, you are subject to the full risks of whichever Index is the lowest performing Index on each calculation day. As a result, the securities are riskier than an alternative investment linked to only one of the Indices or linked to a basket composed of the Indices. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Index.

Your Return On The Securities Will Depend Solely On The Performance Of The Lowest Performing Index On Each Calculation Day, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Indices.

Your return on the securities will depend solely on the performance of the lowest performing Index on each calculation day, including on the final calculation day. Although it is necessary for each Index to close at or above its respective coupon threshold level on the relevant calculation day in order for you to receive a contingent coupon payment on the related contingent coupon payment date and at or above its respective downside threshold level on the final calculation day for you to receive the face amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Indices. The securities may underperform an alternative investment linked to a basket composed of the Indices, since in such case the performance of the better performing Indices would be blended with the performance of the lowest performing Index, resulting in a better return than the return of the lowest performing Index alone.

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nikkei 225 Index and the EURO STOXX 50® Index due March 1, 2029

You Will Be Subject To Risks Resulting From The Relationship Among The Indices.

It is preferable from your perspective for the Indices to be correlated with each other so that their levels will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Indices will not exhibit this relationship. The less correlated the Indices, the more likely it is that any one of the Indices will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Indices to perform poorly; the performance of the better performing Indices is not relevant to your return on the securities. It is impossible to predict what the relationship among the Indices will be over the term of the securities. To the extent the Indices represent different equity markets, such equity markets may not perform similarly over the term of the securities.

You May Be Fully Exposed To The Decline In The Lowest Performing Index On The Final Calculation Day From Its Starting Level, But Will Not Participate In Any Positive Performance Of Any Index, And Your Maximum Possible Return On The Securities Will Be Limited To The Sum Of Any Contingent Coupon Payments.

Even though you will be fully exposed to a decline in the level of the lowest performing Index on the final calculation day if its ending level is below its downside threshold level, you will not participate in any increase in the level of any Index over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the contingent coupon payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the level of any or each Index.

Higher Contingent Coupon Rates Are Associated With Greater Risk.

The securities offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may lose a substantial portion, and possibly all, of the face amount at maturity. The volatility of the Indices and the correlation among the Indices are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the level of an Index, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the levels of the Indices tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Indices or lower expected correlation among the Indices as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the closing level of at least one Index will be less than its coupon threshold level on one or more calculation days, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the closing level of at least one Index will be less than its downside threshold level on the final calculation day such that you will lose a substantial portion, and possibly all, of the face amount at maturity. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the face amount at maturity.

Our Redemption Right May Limit Your Potential To Receive Contingent Coupon Payments.

We may, at our option, redeem the securities on any optional redemption date. Although exercise of the redemption right will be within our sole discretion, we will be more likely to redeem the securities at a time when the lowest performing Index is performing favorably from your perspective—in other words, at a time when, if the securities were to remain outstanding, it is more likely that you would have continued to receive contingent coupon payments and receive the face amount at maturity. Therefore, our redemption right is likely to limit your potential to receive contingent coupon payments if the lowest performing Index is performing favorably from your perspective. On the other hand, we will be less likely to redeem the securities at a time when the lowest performing Index is performing unfavorably from your perspective—in other words, you are more likely to continue to hold the securities at a time when it is less likely that you will continue to receive contingent coupon payments and it is less likely that you will receive the face amount at maturity.

If we exercise our redemption right, the term of the securities may be reduced to as short as approximately six months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event we redeem the securities prior to maturity.

A Contingent Coupon Payment Date And The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.

A calculation day (including the final calculation day) with respect to an Index will be postponed if the applicable originally scheduled calculation day is not a trading day with respect to any Index or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Index on that calculation day. If such a postponement occurs with respect to a calculation day other than the final calculation day, then the related contingent coupon payment date will be postponed. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) the third business day after the last final calculation day as postponed.

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nikkei 225 Index and the EURO STOXX 50® Index due March 1, 2029

Risk Relating To The Credit Risk Of HSBC

The Securities Are Subject To The Credit Risk Of HSBC USA Inc.

The securities are our obligations exclusively and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue any securities included in any Index for payment. As a result, our actual and perceived creditworthiness and actual or anticipated decreases in our credit ratings may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities. See “Description of Senior Debt Securities—Events of Default” in the prospectus.

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

The Estimated Initial Value Of The Securities, Which Was Determined By Us On The Pricing Date, Is Less Than The Original Offering Price And May Differ From The Market Value Of The Securities In The Secondary Market, If Any.

The estimated initial value of the securities was calculated by us on the pricing date and is less than the original offering price. The estimated initial value reflects our and our affiliates’ internal funding rate, which is the borrowing rate paid to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the securities. This internal funding rate is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities. As a result of the difference between our internal funding rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the estimated initial value of the securities may be lower if it were based on the prices at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the securities to be more favorable to you. We determined the value of the embedded derivatives in the securities by reference to our or our affiliates' internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the securities that are different from our estimated initial value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The estimated initial value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your securities in the secondary market (if any exists) at any time.

The Price Of Your Securities In The Secondary Market, If Any, Immediately After The Pricing Date Is Expected To Be Less Than The Original Offering Price.

The original offering price takes into account certain costs. These costs include the underwriting discount, our hedge counterparty’s projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the securities and the costs associated with structuring and hedging our obligations under the securities. These costs, except for the underwriting discount, will be used or retained by us or one of our affiliates. If you were to sell your securities in the secondary market, if any, the price you would receive for your securities may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your securities in the secondary market, if any, at any time after issuance will vary based on many factors, including the level of the Indices and changes in market conditions, and cannot be predicted with accuracy. The securities are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the securities to maturity. Any sale of the securities prior to maturity could result in a loss to you.

If HSBC Securities (USA) Inc. Or The Agent Were To Repurchase Your Securities Immediately After The Issue Date, The Price You Receive May Be Higher Than The Estimated Initial Value Of The Securities.

Assuming that all relevant factors remain constant after the issue date, the price at which HSBC Securities (USA) Inc. or the agent may initially buy or sell the securities in the secondary market, if any, and the value used for customer account statements, if any, may exceed the estimated initial value on the pricing date for a temporary period expected to be approximately four months after the issue date. This temporary price difference may exist because, in its discretion, HSBC Securities (USA) Inc. or the agent may elect to effectively reimburse to investors a portion of the estimated hedging cost and other costs in connection with the securities that will no longer be incurred over the term of the securities. This discretionary election will be made, and the temporary reimbursement period will be determined, on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of the estimated costs which may be effectively reimbursed to investors in this way may not be allocated ratably throughout the reimbursement period, and such reimbursement may be discontinued at any time, or the duration of the reimbursement period may be shortened after the issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

The Value Of The Securities Prior To Maturity Or Redemption Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to maturity or optional redemption will be affected by the then-current level of each Index, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, among others, are expected to affect the value of the securities: performance of the Indices; volatility of the Indices; correlation among the Indices; economic and other conditions generally; interest rates; dividend yields on securities included in each Index; our credit ratings or credit spreads; and time remaining to maturity. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nikkei 225 Index and the EURO STOXX 50® Index due March 1, 2029

The value of the securities will also be limited by our redemption right because if we redeem the securities, you will not receive the contingent coupon payments that would have accrued, if any, after the relevant optional redemption date. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the level of any or all of the Indices. Because numerous factors are expected to affect the value of the securities, changes in the levels of the Indices may not result in a comparable change in the value of the securities.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed on any securities exchange. Although Wells Fargo Securities and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop for the securities. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which Wells Fargo Securities and/or its affiliates are willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to maturity or redemption. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to maturity or redemption.

Risks Relating To The Indices

Any Payments On The Securities Will Depend Upon The Performance Of The Indices And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

•	Investing In The Securities Is Not The Same As Investing In The Indices. Investing in the securities is not equivalent to investing in the Indices. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the securities included in the Indices for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on those securities. As a holder of the securities, you will not have any voting rights or any other rights that holders of the securities included in the Indices would have.

•	Historical Levels Of The Indices Should Not Be Taken As An Indication Of The Future Performance Of The Indices During The Term Of The Securities.

•	Changes That Affect The Indices May Adversely Affect The Value Of The Securities And Any Payments On The Securities.

•	We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Indices.

•	We And Our Affiliates Have No Affiliation With Any Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks With A Small Market Capitalization.

The stocks that constitute the RTY are issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies. As a result, the RTY may be more volatile than that of an equity index that does not track solely small capitalization stocks. Stock prices of small capitalization companies are also generally more vulnerable than those of large capitalization companies to adverse business and economic developments, and the stocks of small capitalization companies may be thinly traded, and be less attractive to many investors if they do not pay dividends. In addition, small capitalization companies are typically less well-established and less stable financially than large capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of those individuals. Small capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their target markets, fewer financial resources and fewer competitive strengths than large capitalization companies. These companies may also be more susceptible to adverse developments related to their products or services.

An Investment in the Securities Is Subject to Risks Associated with Foreign Securities Markets.

The SX5E and the NKY each include the securities of foreign companies and you should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. Foreign securities markets may have less liquidity and may be more volatile than the U.S. securities markets, and market developments may affect foreign markets differently than U.S. securities markets. Direct or indirect government intervention to stabilize a foreign securities market, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies that are not subject to the reporting requirements of the Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices and performance of securities of non-U.S. companies are subject to political, economic, financial, military and social factors which could negatively affect foreign securities markets, including the possibility of recent or future changes in a foreign government’s economic, monetary and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nikkei 225 Index and the EURO STOXX 50® Index due March 1, 2029

applicable to foreign companies or investments in foreign equity securities, the possibility of imposition of withholding taxes on dividend income, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility or political instability and the possibility of natural disaster or adverse public health developments. Moreover, the relevant non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

The securities included in the SX5E or the NKY may be listed on a foreign stock exchange. A foreign stock exchange may impose trading limitations intended to prevent extreme fluctuations in individual security prices and may suspend trading in certain circumstances. These actions could limit variations in the closing level of the SX5E or the NKY which could, in turn, adversely affect the value of the securities.

Risks Relating To Conflicts Of Interest

Our Economic Interests And Those Of Any Dealer Participating In The Offering Of Securities Will Potentially Be Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” will potentially be adverse to your interests as an investor in the securities. In engaging in certain of the activities described below and as discussed in more detail in the accompanying product supplement, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•	The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. HSBC Securities (USA) Inc., which is our affiliate, will be the calculation agent for the securities. As calculation agent, HSBC Securities (USA) Inc. will determine any values of the Indices and make any other determinations necessary to calculate any payments on the securities. In making these determinations, HSBC Securities (USA) Inc. may be required to make discretionary judgments that may adversely affect any payments on the securities. See the sections entitled “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events,”—Adjustments to an Index” and “—Discontinuance of an Index” in the accompanying product supplement. In making these discretionary judgments, the fact that HSBC Securities (USA) Inc. is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and HSBC Securities (USA) Inc.’s determinations as calculation agent may adversely affect your return on the securities.

•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the level of an Index.

•	Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in an Index may adversely affect the level of such Index.

•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the level of an Index.

•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the level of an Index.

•	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or any fee, creating a further incentive for the participating dealer to sell the securities to you.

•	An affiliate of HSBC has a minority equity interest in the owner of an electronic platform, through which we may make available certain structured investments offering materials.

Risks Relating To Tax

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securities. Under one reasonable approach, the securities should be treated as contingent income-bearing pre-paid executory contracts with respect to the Indices. HSBC intends to treat the securities consistent with this approach and pursuant to the terms of the securities, you agree to treat the securities under this approach for all U.S. federal income tax purposes. See “U.S. Federal Income Tax Considerations — Tax Treatment of U.S. Holders — Certain Notes Treated as a Put Option and a Deposit or an Executory Contract — Certain Notes Treated as Executory Contracts” in the accompanying prospectus supplement for the U.S. federal income tax considerations applicable to securities that are treated as contingent income-bearing pre-paid executory contracts. Non-U.S. Holders should note that the entire amount of the contingent coupons will be subject to U.S. federal income tax withholding at a 30% rate (or at a lower rate under an

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nikkei 225 Index and the EURO STOXX 50® Index due March 1, 2029

applicable income tax treaty), and neither we or our agents, nor Wells Fargo Securities, will pay any additional amounts in respect of such withholding.

For a discussion of the U.S. federal income tax and estate tax consequences of your investment in a security, please see the discussion under “U.S. Federal Income Tax Considerations” herein and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nikkei 225 Index and the EURO STOXX 50® Index due March 1, 2029

Hypothetical Returns

If we redeem the securities prior to stated maturity:

If we redeem the securities prior to maturity, you will receive the face amount of your securities plus any final contingent coupon payment otherwise due on the optional redemption date. In the event we redeem the securities, your total return on the securities will equal any contingent coupon payments received on and prior to the optional redemption date.

If we do not redeem the securities prior to stated maturity:

If we do not redeem the securities prior to maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Index on the final calculation day, the hypothetical maturity payment amount payable at maturity per security (excluding the final contingent coupon payment, if any). The performance factor of the lowest performing Index on the final calculation day is its ending level expressed as a percentage of its starting level (i.e., its ending level divided by its starting level).

Hypothetical Performance Factor of Lowest Performing Index on Final Calculation Day	Hypothetical Maturity Payment Amount Per Security
200.00%	$1,000.00
175.00%	$1,000.00
150.00%	$1,000.00
125.00%	$1,000.00
100.00%	$1,000.00
85.00%	$1,000.00
70.00%	$1,000.00
69.00%	$690.00
50.00%	$500.00
40.00%	$400.00
25.00%	$250.00
0.00%	$0.00

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive return based solely on the maturity payment amount; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If we do not redeem the securities prior to maturity, the actual amount you will receive at maturity will depend on the actual starting level, downside threshold level and ending level of the lowest performing Index on the final calculation day. The performance of the better performing Indices is not relevant to your return on the securities.

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nikkei 225 Index and the EURO STOXX 50® Index due March 1, 2029

Hypothetical Contingent Coupon Payments

Set forth below are examples that illustrate how to determine whether a contingent coupon payment will be paid on a contingent coupon payment date assuming we have not redeemed the securities prior to such date. The examples do not reflect any specific contingent coupon payment date. The following examples reflect the contingent coupon rate of 10.35% per annum and assume the hypothetical starting level, coupon threshold level and closing levels for each Index indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting level or coupon threshold level. The hypothetical starting level of 100.00 for each Index has been chosen for illustrative purposes only and does not represent the actual starting level for any Index. The actual starting level and coupon threshold level for each Index are set forth under “Terms of the Securities” above. For historical data regarding the actual closing levels of the Indices, see the historical information set forth under the section titled “The Indices” below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. If we were to redeem the securities on the relevant contingent coupon payment date in either of the examples below, you would receive the face amount on the contingent coupon payment date in addition to a final contingent coupon payment, if any.

Example 1. The closing level of the lowest performing Index on the relevant calculation day is greater than or equal to its coupon threshold level. As a result, investors receive a contingent coupon payment on the applicable contingent coupon payment date.

	RTY	SX5E	NKY
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical closing level on relevant calculation day:	90.00	95.00	80.00
Hypothetical coupon threshold level:	70.00	70.00	70.00
Performance factor on relevant calculation day (closing level on relevant calculation day divided by starting level):	90.00%	95.00%	80.00%

Step 1: Determine which Index is the lowest performing Index on the relevant calculation day.

In this example, the NKY has the lowest performance factor and is, therefore, the lowest performing Index on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid on the applicable contingent coupon payment date.

Since the hypothetical closing level of the lowest performing Index on the relevant calculation day is greater than or equal to its coupon threshold level, you would receive a contingent coupon payment on the applicable contingent coupon payment date. The contingent coupon payment would be equal to $25.88 per security, determined as follows: (i) $1,000 multiplied by 10.35% per annum divided by (ii) 4, rounded to the nearest cent.

Example 2. The closing level of the lowest performing Index on the relevant calculation day is less than its coupon threshold level. As a result, investors do not receive a contingent coupon payment on the applicable contingent coupon payment date.

	RTY	SX5E	NKY
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical closing level on relevant calculation day:	74.00	125.00	105.00
Hypothetical coupon threshold level:	70.00	70.00	70.00
Performance factor on relevant calculation day (closing level on relevant calculation day divided by starting level):	74.00%	125.00%	105.00%

Step 1: Determine which Index is the lowest performing Index on the relevant calculation day.

In this example, the RTY has the lowest performance factor and is, therefore, the lowest performing Index on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid on the applicable contingent coupon payment date.

Since the hypothetical closing level of the lowest performing Index on the relevant calculation day is less than its coupon threshold level, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. This is the case even though the closing levels of the better performing Indices on the relevant calculation day were each greater than their respective coupon threshold levels.

As this example illustrates, whether you receive a contingent coupon payment on a contingent coupon payment date will depend solely on the closing level of the lowest performing Index on the relevant calculation day. Therefore, if the closing level of any one of the Indices is less than its coupon threshold level on any calculation day, you will not receive a contingent coupon payment with respect to that calculation day.

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nikkei 225 Index and the EURO STOXX 50® Index due March 1, 2029

Hypothetical Maturity Payment Amount

Set forth below are examples of calculations of the maturity payment amount payable at maturity, assuming that we have not redeemed the securities prior to maturity and assuming the hypothetical starting level, coupon threshold level, downside threshold level and ending level for each Index indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting level, coupon threshold level, downside threshold level or ending level. The hypothetical starting level of 100.00 for each Index has been chosen for illustrative purposes only and does not represent the actual starting level for any Index. The actual starting level, coupon threshold level and downside threshold level for each Index are set forth under “Terms of the Securities” above. For historical data regarding the actual closing levels of the Indices, see the historical information set forth under the section titled “The Indices” below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending level of the lowest performing Index on the final calculation day is greater than its starting level. As a result, the maturity payment amount is equal to the face amount of your securities at maturity and you receive a final contingent coupon payment.

	RTY	SX5E	NKY
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical ending level:	135.00	125.00	145.00
Hypothetical coupon threshold level:	70.00	70.00	70.00
Hypothetical downside threshold level:	70.00	70.00	70.00
Performance factor on final calculation day (ending level divided by starting level):	135.00%	125.00%	145.00%

Step 1: Determine which Index is the lowest performing Index on the final calculation day.

In this example, the SX5E has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Index on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending level of the lowest performing Index on the final calculation day.

Since the hypothetical ending level of the lowest performing Index on the final calculation day is greater than or equal to its hypothetical downside threshold level, the maturity payment amount would equal the face amount. Although the hypothetical ending level of the lowest performing Index on the final calculation day is significantly greater than its hypothetical starting level in this scenario, the maturity payment amount will not exceed the face amount.

In addition to any contingent coupon payments received prior to the stated maturity date, on the stated maturity date you would receive $1,000.00 per security as well as the final contingent coupon payment otherwise due because the hypothetical closing level of the lowest performing Index on the final calculation day was greater than or equal to its hypothetical coupon threshold level.

Example 2. The ending level of the lowest performing Index on the final calculation day is less than its starting level but greater than its downside threshold level and coupon threshold level. As a result, the maturity payment amount is equal to the face amount of your securities at maturity and you receive a final contingent coupon payment.

	RTY	SX5E	NKY
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical ending level:	115.00	110.00	90.00
Hypothetical coupon threshold level:	70.00	70.00	70.00
Hypothetical downside threshold level:	70.00	70.00	70.00
Performance factor on final calculation day (ending level divided by starting level):	115.00%	110.00%	90.00%

Step 1: Determine which Index is the lowest performing Index on the final calculation day.

In this example, the NKY has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Index on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending level of the lowest performing Index on the final calculation day.

Since the hypothetical ending level of the lowest performing Index on the final calculation day is greater than or equal to its hypothetical downside threshold level, you would receive the face amount of your securities at maturity.

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nikkei 225 Index and the EURO STOXX 50® Index due March 1, 2029

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000.00 per security as well as the final contingent coupon payment otherwise due because the hypothetical closing level of the lowest performing Index on the final calculation day was greater than or equal to its hypothetical coupon threshold level.

Example 3. The ending level of the lowest performing Index on the final calculation day is less than its coupon threshold level and its downside threshold level, the maturity payment amount is less than the face amount of your securities at maturity and you do not receive a final contingent coupon payment at maturity.

	RTY	SX5E	NKY
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical ending level:	45.00	90.00	120.00
Hypothetical coupon threshold level:	70.00	70.00	70.00
Hypothetical downside threshold level:	70.00	70.00	70.00
Performance factor on final calculation day (ending level divided by starting level):	45.00%	90.00%	120.00%

Step 1: Determine which Index is the lowest performing Index on the final calculation day.

In this example, the RTY has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Index on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending level of the lowest performing Index on the final calculation day.

Since the hypothetical ending level of the lowest performing Index on the final calculation day is less than its hypothetical downside threshold level, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to $450.00 per security, calculated as follows:

$1,000 × performance factor of the lowest performing Index on the final calculation day

= $1,000 × 45.00%

= $450.00

In addition to any contingent coupon payments received prior to the stated maturity date, on the stated maturity date you would receive $450.00 per security, but no final contingent coupon payment since the hypothetical closing level of the lowest performing Index on the final calculation day was less than its coupon threshold level.

These examples illustrate that you will not participate in any appreciation of any Index, but will be fully exposed to a decrease in the lowest performing Index if we do not redeem the securities prior to maturity and the ending level of the lowest performing Index on the final calculation day is less than its downside threshold level, even if the ending levels of the other Indices have appreciated or have not declined below their respective downside threshold levels.

To the extent that the actual starting level, coupon threshold level, downside threshold level and ending level of the lowest performing Index on the final calculation day differ from the values assumed above, the results indicated above would be different.

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nikkei 225 Index and the EURO STOXX 50® Index due March 1, 2029

The Indices

The Russell 2000® Index

The Russell 2000® Index (“RTY”) is designed to track the performance of the small capitalization segment of the U.S. equity market. All 2,000 stocks are traded on a major U.S. exchange, and the RTY consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization.

For more information about the RTY, see “The Russell 2000® Index” beginning on page S-45 of the accompanying underlying supplement.

Historical Data

We obtained the closing levels of the RTY in the graph below from Bloomberg Finance L.P. (“Bloomberg”) without independent verification. The historical performance of the RTY should not be taken as an indication of future performance, and no assurances can be given as to the closing level of the RTY on the calculation days. We cannot give you assurance that the performance of the RTY will result in the return of any of your investment.

The following graph sets forth daily closing levels of the RTY for the period from January 1, 2020 to February 28, 2025. The closing level of the RTY on February 28, 2025 was 2,163.069.

Historical Performance of the Russell 2000® Index

Source: Bloomberg

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nikkei 225 Index and the EURO STOXX 50® Index due March 1, 2029

The Nikkei 225 Index

The Nikkei 225 Index (“NKY") is a stock index that measures the composite price performance of selected Japanese stocks. The NKY measures the 225 underlying stocks trading on the Tokyo Stock Exchange (“TSE”). The underlying stocks are all listed in the First Section of the TSE, which represents the most actively traded stocks on the TSE. The NKY is also commonly referred to as the Nikkei Stock Average.

For more information about the NKY, see “The Nikkei Stock Average” beginning on page S-33 of the accompanying underlying supplement.

Historical Data

We obtained the closing levels of the NKY in the graph below from Bloomberg without independent verification. The historical performance of the NKY should not be taken as an indication of future performance, and no assurances can be given as to the closing level of the NKY on the calculation days. We cannot give you assurance that the performance of the NKY will result in the return of any of your investment.

The following graph sets forth daily closing levels of the NKY for the period from January 1, 2020 to February 28, 2025. The closing level of the NKY on February 28, 2025 was 37,155.50.

Historical Performance of the Nikkei 225 Index

Source: Bloomberg

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nikkei 225 Index and the EURO STOXX 50® Index due March 1, 2029

The EURO STOXX 50® Index

The EURO STOXX 50® Index (“SX5E”) is derived from the EURO STOXX index and represents the performance of the 50 largest companies among the 20 supersectors in terms of free-float market capitalization in the Eurozone. The SX5E has a fixed number of components and is part of the STOXX blue-chip index family. The SX5E captures about 60% of the free-float market cap of the EURO STOXX Total Market Index (TMI).

For more information about the SX5E, see “The EURO STOXX 50® Index” beginning on page S-12 of the accompanying underlying supplement.

Historical Data

We obtained the closing levels of the SX5E in the graph below from Bloomberg without independent verification. The historical performance of the SX5E should not be taken as an indication of future performance, and no assurances can be given as to the closing level of the SX5E on the calculation days. We cannot give you assurance that the performance of the SX5E will result in the return of any of your investment.

The following graph sets forth daily closing levels of the SX5E for the period from January 1, 2020 to February 28, 2025. The closing level of the SX5E on February 28, 2025 was 5,463.54.

Historical Performance of the EURO STOXX 50® Index

Source: Bloomberg

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nikkei 225 Index and the EURO STOXX 50® Index due March 1, 2029

U.S. Federal Income Tax Considerations

You should carefully consider, among other things, the matters set forth in the section “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. The following discussion summarizes the U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of the securities. This summary supplements the section “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement and supersedes it to the extent inconsistent therewith.

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securities. Under one approach, a security should be treated as a contingent income-bearing pre-paid executory contract with respect to the Indices. We intend to treat the securities consistent with this approach. Pursuant to the terms of the securities, you agree to treat the securities under this approach for all U.S. federal income tax purposes. Subject to the limitations described therein, and based on certain factual representations received from HSBC, in the opinion of HSBC’s special U.S. tax counsel, Mayer Brown LLP, it is reasonable to treat a security as a contingent income-bearing pre-paid executory contract with respect to the Indices. Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the securities, other characterizations and treatments are possible and the timing and character of income in respect of the securities might differ from the treatment described herein. For example, securities that have a term of one year or less could be treated as short-term debt instruments for U.S. federal income tax purposes subject to the treatment described under the heading “U.S. Federal Income Tax Considerations — Tax Treatment of U.S. Holders — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Short-Term Notes” in the accompanying prospectus supplement. Securities that have a term of more than one year could be treated as debt instruments that are “contingent payment debt instruments” for U.S. federal income tax purposes subject to the treatment described under the heading “U.S. Federal Income Tax Considerations — Tax Treatment of U.S. Holders — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Contingent Notes” in the accompanying prospectus supplement.

We will not attempt to ascertain whether any of the entities whose stock is included in any Index would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If one or more of the entities whose stock is included in any Index were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the entities whose stock is included in the Indices and consult your tax advisor regarding the possible consequences to you if one or more of the entities whose stock is included in any Index is or becomes a PFIC or a USRPHC.

U.S. Holders. Please see the discussion under the heading “U.S. Federal Income Tax Considerations — Tax Treatment of U.S. Holders — Certain Notes Treated as a Put Option and a Deposit or an Executory Contract — Certain Notes Treated as Executory Contracts” in the accompanying prospectus supplement for further discussion of U.S. federal income tax considerations applicable to U.S. holders (as defined in the accompanying prospectus supplement). Pursuant to the approach discussed above, we intend to treat any gain or loss upon maturity or an earlier sale, exchange, or call as capital gain or loss in an amount equal to the difference between the amount you receive at such time (other than with respect to a contingent coupon) and your tax basis in the security. Any such gain or loss will be long-term capital gain or loss if you have held the security for more than one year at such time for U.S. federal income tax purposes. Your tax basis in a security generally will equal your cost of the security. In addition, the tax treatment of the contingent coupons is unclear. Although the tax treatment of the contingent coupons is unclear, we intend to treat any contingent coupon, including on the Stated Maturity Date, as ordinary income includible in income by you at the time it accrues or is received in accordance with your normal method of accounting for U.S. federal income tax purposes.

Non-U.S. Holders. Please see the discussion under the heading “U.S. Federal Income Tax Considerations — Tax Treatment of Non-U.S. Holders” in the accompanying prospectus supplement for further discussion of U.S. federal income tax considerations applicable to non-U.S. holders (as defined in the accompanying prospectus supplement). Because the U.S. federal income tax treatment (including the applicability of withholding) of the contingent coupons is uncertain, the entire amount of the contingent coupons will be subject to U.S. federal income tax withholding at a 30% rate (or at a lower rate under an applicable income tax treaty). Neither we or our agents, nor Wells Fargo Securities, will pay any additional amounts in respect of such withholding.

Under current law, while the matter is not entirely clear, individual non-U.S. holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the securities are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the securities.

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nikkei 225 Index and the EURO STOXX 50® Index due March 1, 2029

for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, Internal Revenue Service guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2027. Based on the Issuer’s determination that the securities are not “delta-one” instruments, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. A determination that the securities are not subject to Section 871(m) is not binding on the Internal Revenue Service, and the Internal Revenue Service may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. It is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting an Index or the securities, and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of an Index or the securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES.

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Nikkei 225 Index and the EURO STOXX 50® Index due March 1, 2029

Validity Of The Securities

In the opinion of Mayer Brown LLP, as counsel to the Issuer, when this pricing supplement has been attached to, and duly notated on, the master note that represents the securities pursuant to the Senior Indenture referred to in the prospectus supplement dated February 21, 2024, and issued and paid for as contemplated herein, the securities offered by this pricing supplement will be valid, binding and enforceable obligations of the Issuer, entitled to the benefits of the Senior Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith). This opinion is given as of the date hereof and is limited to the laws of the State of New York, the Maryland General Corporation Law (including the statutory provisions, all applicable provisions of the Maryland Constitution and the reported judicial decisions interpreting the foregoing) and the federal laws of the United States of America. This opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Senior Indenture and the genuineness of signatures and to such counsel’s reliance on the Issuer and other sources as to certain factual matters, all as stated in the legal opinion dated February 21, 2024, which has been filed as Exhibit 5.3 to the Issuer’s registration statement on Form S-3 dated February 21, 2024.